Exhibit 10.23

OMNIBUS AMENDMENT

This Omnibus Amendment to Second Amended and Restated Loan Agreement and Forbearance Agreement (“Amendment”) is entered into as of December 29, 2010, by and between ADVANCED LIFE SCIENCES, INC. (the “Borrower”), ADVANCED LIFE SCIENCES HOLDINGS, INC. (the “Guarantor”), and THE LEADERS BANK (“Lender”).

RECITALS:

WHEREAS, Borrower, Guarantor, and Lender entered into that certain Second Amended and Restated Loan Agreement dated as of September 9, 2010 (the “Loan Agreement”);

WHEREAS, Borrower, Guarantor and Lender entered into that certain Forbearance Agreement dated as of November 23, 2010 (the “Forbearance Agreement”) after the Existing Defaults occurred under the Loan Agreement and certain Loan Documents (as defined in the Forbearance Agreement);

WHEREAS, Borrower, Guarantor and Lender acknowledge that upon payment of the Initial Reserve, as defined hereunder, the Existing Defaults shall be deemed to have been waived, subject to the terms and conditions of this Omnibus Amendment.

WHEREAS, Borrower, Guarantor and Lender have agreed to further modify the terms of the Loan Agreement and the Forbearance Agreement pursuant to the terms herein.

NOW, THEREFORE, for and in consideration of the foregoing premises and the terms, conditions, agreements, promises and covenants contained herein and in the Loan Documents, as amended hereby, the parties hereto agree as follows:

1.             The following definition is added to Section 1.1 of the Credit Agreement by deleting the existing provision and substituting the following therefor:

“New Equity Line” shall mean that certain Equity Line Financing Agreement between Holdings and Dutchess Capital Management II, LLC dated                               .

2.             Section 3.3 of the Loan Agreement is amended by deleting the existing provision and substituting the following therefor:

Section 3.3  MANDATORY PREPAYMENT; INTEREST RESERVE.  The Borrower shall from time to time, without prior demand by or notice from the Lender, make such payments or prepayments of principal hereunder and under the Revolving Note as are necessary so that, after giving effect to such payment or prepayment, the sum of (i) aggregate principal amount of the Loans outstanding hereunder and under the Revolving Note shall not exceed the Commitment.  In addition, without duplication, Borrower and Guarantor shall fund an interest reserve account (the “Initial Reserve”) $186,000. The Initial Reserve shall be funded by the remaining draws under the Borrower’s existing SEDA and as such is subject the draw schedule previously provided to the Lender; however in no event shall the Initial Reserve not be fully funded by January 10, 2011.  Borrower and Guarantor shall fund additional amounts equal to 50% of the proceeds of each and every advance under the New Equity Line (the “New Equity Line Proceeds”) until the Borrower funds an additional $468,000 to the Reserve Account (“Additional Reserve”) but in no event shall the New SEDA Proceeds be funded to the Reserve Account later than April 1, 2011.  Failure to meet the obligations set forth in Section 3 hereof shall be an Event of Default under the Loan Agreement.  In addition, Borrower shall make a mandatory prepayment in the amount of $2,080,000 on or before April 1, 2011, provided, however, that if the Borrower or Guarantor deposits the entirety of the Additional Reserve (in addition to the Initial Reserve) on or before April 1, 2011, then the mandatory prepayment of $2,080,000 shall not be due until the Maturity Date, which is January 1, 2012.  Failure to make any payment as it comes due under this section 3.3 shall be an Event of Default under the Loan Agreement.

3.             The effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Lender:

(a)           The following shall have been delivered to Lender, each duly authorized and executed and each in form and substance satisfactory to Lender:

(i)            this Amendment;

(ii)          a certificate of the secretary of the Borrower, attaching (i) a copy of resolutions authorizing the execution and performance by the Borrower and Guarantor of this Amendment (ii) a representation by the Borrower that the Articles of Incorporation of the Borrower have not been amended, restated, modified or supplemented since the date that they were last delivered to the Lender and that such Articles of Incorporation remain in full force and effect, (iii) a representation by the Borrower that the by-laws of the Borrower have not been amended, restated, modified or supplemented since the date that they were last delivered to the Lender and that such by-laws remain in full force and effect, and (iv) an incumbency certificate of the shareholders or officers of the Borrower authorized to execute and deliver this Amendment;

(vi)          a good standing certificate of the Borrower from the Secretary of State of Illinois; and

(vii)         such other instruments, documents, certificates, consents, waivers and opinions as Lender reasonably may request.

(b)           The Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by it, and no Event of Default shall exist.

(c)           The Borrower shall have paid the amendment fees described in Section 7 above, and the costs and expenses described in Section 10 of this Amendment.

4.             All Loan Documents are hereby amended such that:

(a) all references therein to the “Loan Agreement” shall be deemed to include this Amendment and the amendments to the Loan Agreement hereunder; and

(b) all references therein to the “Obligations” or the indebtedness, liabilities or obligations of the Borrower to the Lender shall be deemed to include the indebtedness, liabilities and obligations of the Borrower to the Lender arising under the Amendment and the Loan Agreement and other Loan Documents, as amended hereby.

5.             The Borrower agrees to reimburse the Lender for all fees and expenses incurred in the preparation, negotiation and execution of this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for the Lender.

6.             The Borrower and Guarantor each hereby ratifies, reaffirms, covenants and agrees to be bound by all representations, warranties, covenants and other agreements set forth on the Loan Agreement and all other Loan Documents to which it is a party or by which it is bound, each as amended hereby.

7.             The Loan Documents are hereby amended in all other respects to give effect to the foregoing amendments and agreements.  The Loan Documents, as amended hereunder, shall remain in full force and effect and shall continue to constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms.  Nothing herein shall be deemed to constitute or shall be construed as a waiver of any rights, remedies or collateral or other security of or granted to the Lender under the Loan Documents or any Default or Event of Default thereunder which has occurred and is continuing as of the date hereof, except as may be specifically set forth herein.

8.             This Amendment may be executed in any number of counterparts, each of which shall be an original hereof, and all of which together shall constitute one and the same document.  This Amendment has been executed, delivered and accepted and shall be deemed to have been made under and shall be governed by and construed in accordance with the laws of the State of Illinois.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on and effective as of the date first above written.

BORROWER:

ADVANCED LIFE SCIENCES, INC.

By:	/s/ John L. Flavin
Name:	John L. Flavin
Title:	President

GUARANTOR

ADVANCED LIFE SCIENCES HOLDINGS, INC.

By:	/s/ John L. Flavin
Name:	John L. Flavin
Title:	President and Chief Financial Officer

LENDER:

THE LEADERS BANK

By:	/s/William E. Navolio
Name:	William E. Navolio
Title:	Executive Vice President and General Counsel